UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Chesapeake Energy Corporation (the “Company”), shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company from 1,000,000,000 shares to 1,500,000,000 shares, par value $0.01 per share. The foregoing description of the amendment to the Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2016, at the Annual Meeting, the Company’s shareholders voted on seven proposals that were described in the Company’s definitive proxy statement (as filed with the Securities and Exchange Commission on April 8, 2016). The final voting results are disclosed below.

1.
Election of Directors. The individuals listed below were each elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until his or her successors are duly elected and qualified, with each director nominee receiving a greater number of votes cast “for” his or her election than votes cast “against” his or her election.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Archie W. Dunham	347,035,538	17,891,457	1,114,015	192,008,110
Vincent J. Intrieri	358,129,873	6,669,175	1,241,962	192,008,110
Robert D. (“Doug”) Lawler	357,981,579	6,929,500	1,129,931	192,008,110
John J. (“Jack”) Lipinski	344,797,937	20,014,568	1,228,505	192,008,110
R. Brad Martin	358,727,442	6,129,351	1,184,217	192,008,110
Merrill A. (“Pete”) Miller	344,701,331	20,114,625	1,225,054	192,008,110
Kimberly K. Querrey	358,643,915	6,161,637	1,235,458	192,008,110
Thomas L. Ryan	355,082,568	9,733,035	1,225,407	192,008,110

2.
Amendment to the Restated Certificate of Incorporation to Increase Authorized Common Stock. The advisory resolution to approve the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company was approved, having received the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, voting in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
519,565,868	31,107,451	7,375,801	0

3.
Amendment to 2014 Long Term Incentive Plan to Increase Common Stock Authorized for Issuance. The proposal to amend the 2014 Long Term Incentive Plan to increase the common stock authorized for issuance was approved, having received the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
306,490,971	57,815,192	1,734,847	192,008,110

4.
Advisory Vote to Approve Named Executive Officer Compensation. The advisory resolution to approve the executive compensation of the Company’s named executive officers was approved, having received the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
183,058,885	181,181,046	1,801,079	192,008,110

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was approved, having received the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
549,189,188	6,739,059	2,120,873	0

6.
Shareholder Proposal Relating to Policy on Use of Proved Reserves Metrics to Determine Executive Compensation. The shareholder proposal relating to a policy on the use of proved reserves metrics to determine executive compensation failed, having failed to receive the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,847,686	344,185,591	5,007,733	192,008,110

7.
Shareholder Proposal Relating to Lobbying Activities and Expenditures Report. The shareholder proposal relating to a lobbying activities and expenditures report failed, having failed to receive the affirmative vote of a plurality of the votes cast, in person or by proxy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,620,428	340,592,815	4,827,767	192,008,110

Item 9.01 Financial Statements and Exhibits.

(d)	Chesapeake Energy Corporation Amendment to Restated Certificate of Incorporation, dated May 20, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:     May 20, 2016

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Chesapeake Energy Corporation Amendment to Restated Certificate of Incorporation, dated May 20, 2016